UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2013

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United Stated Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Master Repurchase Agreement and Guaranty

On March 22, 2013, Altisource Residential, L.P. (the “Seller”), which is the operating partnership subsidiary of Altisource Residential Corporation (the “Company”), entered into a Master Repurchase Agreement (the “Repurchase Agreement”) with Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”). The purpose of the Repurchase Agreement is to finance the purchase and beneficial ownership of non-performing, re-performing and performing mortgage loans and REO properties by the Seller. The obligations of the Seller are fully guaranteed by the Company pursuant to a guaranty (the “Guaranty”) made by the Company in favor of the Buyer. The Repurchase Agreement matures on March 21, 2014.

Under the terms of the Repurchase Agreement, the Seller may sell to the Buyer equity interests in a Delaware statutory trust that owns non-performing, re-performing or performing mortgage loans and real property acquired upon settlement of mortgage loans (collectively, the “Underlying Mortgage Assets”). The maximum aggregate purchase price under the Repurchase Agreement is $100,000,000, subject to certain sublimits.

The purchase price paid by the Buyer is based on a percentage of the market value of the applicable Underlying Mortgage Assets. Under the terms of Repurchase Agreement, the Seller is required to pay to the Buyer interest at the Buyer's cost of funds plus a spread calculated based on the type of applicable Underlying Mortgage Assets and certain other customary fees, administrative costs and expenses in connection with the Buyer's structuring, management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement requires the Company to maintain various financial and other covenants, which include (i) maintaining a minimum adjusted tangible net worth of $70,000,000; (ii) maintaining a maximum ratio of indebtedness (on and off balance sheet) to adjusted tangible net worth of 3:1; (iii) maintaining cash (other than restricted cash) and cash equivalents in an amount not less than $5,000,000; and (iv) not incurring (a) from the closing date through and including September 30, 2013, a net loss in excess of $10,000,000 and (b) on and after October 1, 2013, a net loss during any calendar quarter.

In addition, the Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, certain material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Agreement and the liquidation by the Buyer of the Underlying Mortgage Assets then subject to the Repurchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: March 26, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

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